Exhibit 10.9

DWAINA LE’A DEVELOPMENT, LLC

November 11, 2015

Via email

Ms. Libo Zhang
(PRC ID Card No.: 220102196510212246)

Re:	$6,000,000 US Loan

Ms. Zhang

This letter confirms that DW Aina Le’a Development, LLC will transfer 23,091 shares of Aina Le’a Inc. a Delaware company, to you as a bonus for timely making the $6 million loan to facilitate Aina Le’a Inc. closing the final installment payment on the 1,000 acres of property in Hawaii. The shares were issued to DW Aina Le’a Development LLC in early 2013 in exchange for the funding and formation of Aina Le’a Inc. The formality for transferring the said 23,091 shares to you shall be done within 10 days of your funding the loan.
If Aina Le’a Inc. holds the loan beyond 6 months and for a period of the loan DW Aina Le’a Development, LLC will deliver you an additional bonus of 10,000 shares of Aina Le’a Inc. common stock. The formality for this transfer shall be completed by June 12th, 2016.
I thank you for your support.
Best regards,

/s/ Bob Wessels
Bob Wessels
On behalf of DW Aina Le’a Development, LLC

OC 287486942v1